Face of
           7.164% Series C Senior Secured Bonds due January 15, 2014

                       LSP BATESVILLE FUNDING CORPORATION
                         LSP ENERGY LIMITED PARTNERSHIP
           7.164% SERIES C SENIOR SECURED BONDS DUE JANUARY 15, 2014

THIS GLOBAL BOND IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS BOND) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.10 OF THE INDENTURE, (II) THIS GLOBAL BOND MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.9(a) OF THE INDENTURE,
(III) THIS GLOBAL BOND MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.13 OF THE INDENTURE AND (IV) THIS GLOBAL BOND MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

No. 1

CUSIP NUMBER:                   05217BAD1

PRINCIPAL AMOUNT:               One Hundred Fifty Million Dollars ($150,000,000)

FINAL SCHEDULED PAYMENT DATE:   January 15, 2014

ISSUE DATE:                     April 11, 2000

REGISTERED HOLDER:              Cede & Co.

INTEREST RATE:                  7.164%

            LSP BATESVILLE FUNDING CORPORATION, a Delaware corporation (hereinafter called the "Funding Corporation", which term includes any successor or assign under the Indenture referred to below) and LSP ENERGY LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter called the "Partnership", which term includes any successor or assign under the Indenture referred to below), for value received hereby promise to pay to CEDE & CO., or its registered assigns, the outstanding principal amount hereof, such payment to be made in semiannual installments on January 15 and July 15 of each year (commencing July 15, 2001) and ending on the final Scheduled Payment Date set forth above, each such installment to be in an amount equal to the principal amount hereof multiplied by the percentage set forth opposite the applicable payment date in the table set forth on Annex A attached hereto (provided that the portion of the principal amount remaining unpaid on the final Scheduled Payment Date, together with all interest accrued thereon, shall in any and all cases be due and payable on the final Scheduled Payment Date), and to pay interest on the unpaid portion of the Principal

Amount at the interest rate set forth above from the most recent Scheduled Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the issue date set forth above, semiannually on January 15 and July 15 in each year (commencing January 15, 2000) until the principal amount is paid in full or payment thereof is duly provided for. Any installment of principal and, to the extent permitted by applicable law, any payment of interest not punctually paid or duly provided for shall continue to bear interest at a rate equal to the interest rate set forth above. The principal and interest so payable, and punctually paid or duly provided for, at any Scheduled Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered in the Security Register at the close of business on the Regular Record Date for such payment of principal and interest, which shall be the 15th day (whether or not a Business Day) next preceding such Scheduled Payment Date. Any such principal and interest that is payable, but is not so punctually paid or duly provided for at any Scheduled Payment Date, shall forthwith cease to be payable to the Holder hereof on such Regular Record Date, and such Overdue Interest or Overdue Principal may be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on a Special Record Date for the payment of such Overdue Principal and Overdue Interest (together with any other amounts payable with respect to such Overdue Principal and Overdue Interest), to be fixed by the Trustee, notice of which shall be given to the Holder hereof not less than 10 days prior to such special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Bond may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of principal of and interest on this Bond shall be made (i) if the Funding Corporation or the Partnership so elects, by check mailed to the Holder of this Bond at his or her registered address, (ii) otherwise, at the Place of Payment, or (iii) upon application by a record Holder of at least $1,000,000 in aggregate principal amount of Series C Bonds to the Trustee not later than 15 days prior to the applicable Payment Date, by wire transfer to an account maintained by such record Holder with a bank in The City of New York; provided that the final installment of principal payable with respect to this Bond shall be made as provided in Section 6.5 of the Indenture (in the event this Bond is redeemed) or shall be made upon presentation and surrender of this Bond at the Place of Payment. All payments in respect of this Bond shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of debts.

            Whenever any amount to be paid hereunder is stated to be due on a day that is not a Business Day, such amount shall be payable on the next succeeding Business Day, and if such payment is timely made, no interest shall accrue for the period from and after the day on which such payment was due. Interest payments for this Bond will be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.

            Reference is made to the further provisions of this Bond set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Bond shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Funding Corporation and the Partnership have caused this instrument to be duly executed.


                                 LSP BATESVILLE FUNDING CORPORATION


                                 By: /s/ Mikhail Segal
                                     ------------------------------------
                                     Name: Mikhail Segal
                                     Title: President


                                 LSP ENERGY LIMITED PARTNERSHIP

                                     By:   LSP Energy, Inc.,
                                           its general partner


                                           By: /s/ Mikhail Segal
                                               --------------------------------
                                               Name:  Mikhail Segal
                                               Title:  President

                         CERTIFICATE OF AUTHENTICATION

Dated: April 11, 2000

            This Bond is one of the 7.164% Series C Senior Secured Bonds due January 15, 2014 of LSP Energy Limited Partnership and LSP Batesville Funding Corporation referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee


By:  /s/ Mary Beth Lewicki
   ------------------------
   Authorized Signatory

      Reverse of 7.164% Series C Senior Secured Bonds due January 15, 2014

                       LSP BATESVILLE FUNDING CORPORATION
                         LSP ENERGY LIMITED PARTNERSHIP
           7.164% SERIES C SENIOR SECURED BONDS DUE JANUARY 15, 2014

            This bond is one of an authorized issue of Bonds of the Funding Corporation and the Partnership known as their 7.164% Series C Senior Secured Bonds due January 15, 2014 (the "Series C Bonds"). The Series C Bonds are issued under the Trust Indenture dated as of May 21, 1999 (the "Original Indenture") among the Funding Corporation, the Partnership and The Bank of New York, a New York banking corporation, as trustee (in such capacity, together with its successors in such capacity, the "Trustee"), as supplemented by the Third Supplemental Indenture dated as of April 11, 2000 (the "Third Supplemental Indenture") among the Funding Corporation, the Partnership and the Trustee (the Original Indenture, as so supplemented, and as the same may be amended, modified and further supplemented, the "Indenture"). All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Indenture.

            All Bonds of any series issued and Outstanding under the Indenture rank on a parity with each other Bond of the same series and with all Bonds of each other series. Reference is hereby made to the Indenture for a description of the nature and extent of the Bonds and the respective rights, limitations of the rights, duties and immunities thereunder of the Holders of the Bonds and of the Trustee, the Partnership and the Funding Corporation in respect of the Bonds and the terms upon which the Bonds are made and are to be authenticated and delivered.

            Except as otherwise specifically provided in the Indenture, the Intercreditor Agreement or the Common Agreement, all payments of principal of, premium, if any, and interest on this Bond are (i) payable only from the assets of the Funding Corporation and the Partnership and the income and proceeds thereof received by the Trustee or the Administrative Agent and allocable to the Trustee therefrom and (ii) secured by assets subject to the Lien of the Indenture, and all payments of principal, premium, if any, and interest shall be made in accordance with the terms of the Indenture. Each Holder, by acceptance of this Bond, hereby acknowledges and agrees that recourse for any such amounts payable shall be otherwise limited in accordance with Section 2.15 and Section
14.1 of the Original Indenture.

            The obligations of the Funding Corporation and the Partnership to pay the principal of and interest on the Bonds when due as herein prescribed are absolute and unconditional and no provision of this Bond or the Indenture shall alter or impair such obligations.

            The Indenture permits, with certain exceptions, as therein provided, the amendment thereof and the modification of the rights and obligations of the Funding Corporation and the Partnership and the rights of the Holders of the Bonds under the Indenture at any time by the Funding Corporation and the Partnership without the consent of the Holders or with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds of all series then Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Bonds of all series then Outstanding, on behalf of the Holders of all the Bonds, to waive compliance by the Funding Corporation and the Partnership with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any Act (as such term is defined in the Indenture), including, but not limited to, such a consent, waiver or direction by the Holder of this Bond shall be conclusive and binding upon the Holder and upon all future Holders of this Bond and the Holder of every Bond issued upon the transfer hereof or the exchange herefor or in lieu hereof whether or not notation of such Act is made upon this Bond.

            As provided in the Indenture, the aggregate principal amount of Bonds which may be issued, authenticated and delivered thereunder is unlimited. This Bond is one of the series designated on the face hereof, limited to $150,000,000 in aggregate principal amount as provided in the Third Supplemental Indenture.

            This Bond and all Bonds issued or to be issued in the series created under the Third Supplemental Indenture are (i) redeemable at the option of the Funding Corporation and the Partnership, in accordance with the terms of the Indenture and the Third Supplemental Indenture, and the Funding Corporation and the Partnership are required to redeem this Bond upon the occurrence of certain specified events pursuant to Section 6.3 of the Indenture and Sections 3.9 and
3.10 of the Common Agreement, and (ii) not subject to any sinking fund.

            Notice of any optional redemption of Bonds will be given at least 30 days but not more than 60 days before the Redemption Date to each Holder at its address as it appears in the Security Register.

            Bonds (or portions thereof as aforesaid) for the redemption of which provision is made in accordance with the Indenture shall cease to bear interest from and after any Redemption Date.

            The Indenture contains provisions for, upon compliance by the Funding Corporation and the Partnership with certain conditions set forth in the Indenture, the defeasance of (a) the entire indebtedness of this Bond and (b) certain restrictive covenants and agreements.

            The unpaid portion of the principal amount hereof, together with any interest accrued and unpaid thereon and all other amounts due hereunder, if any, may become due and payable upon the occurrence and during the continuance of any Event of Default, but only as provided in the Indenture.

            The Series C Bonds are issuable only as registered Bonds without coupons in minimum denominations of $1,000 and any integral multiple thereof.

            The transfer of Bonds may be registered and Bonds may be exchanged as provided in the Indenture. The Security Registrar, the Trustee and the Issuers may require a Holder, among other things, to pay any taxes and fees required by law or permitted by the Indenture and to furnish appropriate endorsements and transfer documents.

            The person in whose name this Bond is registered shall be deemed to be the owner and holder hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Bond be overdue regardless of any notice to anyone to the contrary.

            Bonds known to a Responsible Officer of the Trustee to be owned or held by, or for the account or benefit of, the Funding Corporation, the Partnership or any Partner, or an Affiliate of any of the foregoing, shall not be entitled to share in any payment or distribution provided for in Article VIII of the Indenture until all Bonds held by other Persons have been indefeasibly paid in full.

            THIS BOND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                 ABBREVIATIONS

            The following abbreviations when used in the inscription on the face of this instrument shall be construed as though they were written out in full according to applicable laws or regulations:

        TEN COM     -     as tenants in common
        TEN ENT     -     as tenants by the entireties
        JT TEN      -     as joint tenants with right of survivorship and not as
                          tenants in common

                              UNIF GIFT MIN ACT
                                                ---------------------------
                                                 (Cust)        (Minor)

                                    under Uniform Gift to Minors Act

                                    ---------------------------------------
                                                   (State)

                     Additional abbreviations may also be used though
                              not in the above list

                                   ----------

            FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Identifying Number of Assignee_________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
                  (Please print or typewrite name and address,
                        including zip code of Assignee)

the within Bond and all rights thereunder, hereby irrevocably constituting and appointing ____________________________________ attorney to transfer said Bond on the books of the Funding Corporation and the Partnership, with full power of substitution in the premises.

Dated:
      --------------------------

                                                ------------------------------
                                                NAME:

NOTICE: The signature to this assignment must correspond with the name as written upon the first page of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                                                      ANNEX A TO
                        7.164% SERIES C SENIOR SECURED BOND DUE JANUARY 15, 2014

            The following table sets forth the date of each semiannual installment of principal to be paid on this Bond and the applicable percentage of the original principal amount payable on each such date:

                   Scheduled                          Percentage of
                    Payment                             Principal
                     Date                            Amount Payable
                     ----                            --------------

                  July 15, 2001                      2.75%
                  January 15, 2002                   2.75%
                  July 15, 2002                      2.30%
                  January 15, 2003                   2.30%
                  July 15, 2003                      2.45%
                  January 15, 2004                   2.45%
                  July 15, 2004                      2.60%
                  January 15, 2005                   2.60%
                  July 15, 2005                      3.80%
                  January 15, 2006                   3.80%
                  July 15, 2006                      4.15%
                  January 15, 2007                   4.15%
                  July 15, 2007                      4.20%
                  January 15, 2008                   4.20%
                  July 15, 2008                      4.35%
                  January 15, 2009                   4.35%
                  July 15, 2009                      4.50%
                  January 15, 2010                   4.50%
                  July 15, 2010                      4.70%
                  January 15, 2011                   4.70%
                  July 15, 2011                      5.10%
                  January 15, 2012                   5.10%
                  July 15, 2012                      5.10%
                  January 15, 2013                   5.10%
                  July 15, 2013                      4.00%
                  January 15, 2014                   4.00%

             SCHEDULED OF EXCHANGES OF INTERESTS IN THE GLOBAL BOND

            The following exchanges of a part of this Global Bond for an interest in another Global Bond or for a Definitive Bond, or exchanges of a part of another Global Bond or Definitive Bond for an interest in this Global Bond, have been made:

                                                                      Principal Amount
                   Amount of decrease in   Amount of increase in             of                  Signature of
                      Principal Amount        Principal Amount         this Global Bond      authorized officer of
                            of                     of              following such decrease     Trustee or Bond
Date of Exchange     this Global Bond        this Global Bond           (or increase)            Custodian
- ----------------     ----------------        ----------------           ------------             ---------
                                                                                             <C

